Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-129374) pertaining to the 2000 Option Plan of Baidu, Inc.,

(2)    Registration Statement (Form S-8 No. 333-158678) pertaining to the 2008 Share Incentive Plan of Baidu, Inc.,

(3)    Registration Statement (Form S-8 No. 333-232429) pertaining to the 2018 Share Incentive Plan of Baidu, Inc.,

(4)    Registration Statement (Form F-3 No. 333-249314) of Baidu, Inc., and

(5)    Registration Statement (Form F-3 No. 333-254035) of Baidu, Inc.

of our reports dated March 22, 2023, with respect to the consolidated financial statements of Baidu, Inc. and the effectiveness of internal control over financial reporting of Baidu, Inc. included in this Annual Report (Form 20-F) of Baidu, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young Hua Ming LLP
Beijing, The People’s Republic of China

March 22, 2023

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